Exhibit 5.1

Exhibit 5.1 to the Company’s Report of Foreign Private Issuer

We, Swedish law firm Setterwalls Advokatbyrå AB, have acted as Swedish legal advisers to Eco Wave Power Global AB (the “Company”) with respect to certain matters of Swedish law in connection with the registration statement on Form F-3 (File No. 333-275728) filed with the United States Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on December 6, 2023 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and a related prospectus supplement to the Registration Statement, dated June 25, 2026 and filed with the SEC on June 26, 2026 with respect to the offering (the “Prospectus Supplement”) of (i) 400,000 American Depositary Shares (the “ADSs”), each representing eight (8) of the Company’s common shares (the “Common Shares”) for an aggregate of 3,200,000 Common Shares, and (ii) warrants to purchase up to 300,000 ADSs (the “Warrant ADSs”), representing 2,400,000 Common Shares, in the aggregate representing 5,600,000 Common Shares (the “Offering”). This legal opinion is delivered to you pursuant to the Company’s request.

For the purpose of this opinion (the “Opinion”) we have examined the following documents:

i.	copies of the Registration Statement;

ii.	a registration certificate (Sw. registreringsbevis) of the Company issued by the Swedish Companies Registration Office (the “SCRO”) on 25 June 2026;

iii.	the articles of association (Sw. bolagsordning) of the Company, adopted on the annual general meeting on 30 June 2025;

iv.	the minutes of meeting with the board of directors in the Company, held on held on 9 September 2025, resolving on, inter alia, the share issue;

v.	the minutes of meeting with the board of directors in the Company, held on 25 June 2026, approving, inter alia, the filing of prospectus supplement to the Form F-3 and the Offering; and

vi.	the minutes of the annual general meeting in the Company held on 30 June 2025.

We have examined and relied without investigation as to matters of fact upon the Registration Statement, and the exhibits thereto, the Prospectus Supplement, as well as such certificates and statements of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that:

1.	The Company is a public limited liability company (Sw. publikt aktiebolag) registered and validly existing under Swedish law.

2.	The registered share capital of the Company, as of the date of this Opinion, is SEK 1,073,976.88 divided into 53,698,844 common shares with a quota value of SEK 0.02 (the “Existing Shares”). The Existing Shares have been validly authorized and constitute valid and fully paid shares.

3.	The Common Shares underlying the ADSs in the Offering form part of the Existing Shares and are duly authorized and are legally issued, fully paid and non-assessable.

4.	The Common Shares underlying the Warrant ADSs form part of the Existing Shares and are duly authorized and are legally issued, fully paid and non-assessable.

We are members of the Swedish Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Sweden.

This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

We hereby consent to the filing of this opinion incorporated by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement and Prospectus Supplement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the SEC issued thereunder or Item 509 of Regulation S-K under the Securities Act, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully,

Setterwalls Advokatbyrå AB

/s/ Marcus Nivinger	/s/ Jörgen S. Axelsson

26 June 2026

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